                                   EXHIBIT 21.1

                            SUBSIDIARIES OF REGISTRANT


                                           State of
         Name                           Incorporation       Doing Business As
         ----                           -------------       -----------------

Miracle Mountain International, Inc.       Colorado         Advantage Marketing
                                                              Systems, Inc.

Chambre International, Inc.                Texas            Advantage Marketing
                                                              Systems, Inc.